XO Holdings Announces Plans to Issue up to $200 million of Non-Convertible Preferred Stock in Rights Offering to All Stockholders

HERNDON, VA – (Marketwire - October 12, 2010)  – XO Holdings, Inc. (OTCBB: XOHO) today announced that it is planning to offer to holders of its common stock rights to purchase shares of a new class of non-convertible preferred stock. This offering would seek to raise funds to continue to implement XO’s transformation plan (which may include the acquisition of capital assets in support of its operations), to take advantage of opportunities which may arise to enhance its competitive position, for general corporate purposes and to repay any outstanding debt.

To effect the offering, XO would distribute at no charge to each stockholder of record of its common stock, as of the close of business on a record date to be determined, transferable subscription rights that would enable such stockholders to purchase one share of non-convertible Class D preferred stock for each share of common stock held by such stockholder on the record date, at a subscription price to be determined.

To the extent any rights expire unexercised, the remaining shares of Class D preferred stock will be allocated on a pro rata basis to persons who exercised rights and who indicated their desire to oversubscribe for any remaining shares of Class D preferred stock at the basic subscription price.

The Class D preferred stock will rank senior to XO’s common stock, and pari passu with its 7% Class B convertible preferred stock and its 9.5% Class C perpetual preferred stock. The holders of Class D preferred stock will not be entitled to any voting rights except as to matters, if any, as may be required by applicable law, and the Class D preferred stock will not be convertible into shares of XO’s common stock or any other series or class of its capital stock.  The shares of Class D preferred stock will accrue a payable-in-kind quarterly dividend at a rate yet to be determined and have a maturity date also to be determined.

The rights offering described in this press release is expected to be consummated in the early part of 2011, subject to market and other customary conditions.  There can be no assurance that the transactions described in this press release will commence and, if commenced, that they will be consummated.

This press release shall not constitute an offer to sell, nor the solicitation of an offer to buy, any securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. It is intended that the proposed issuance of rights will be registered under the Securities Act of 1933, as amended and the rights offering will be made only by means of a prospectus and a related prospectus supplement.

About XO Holdings

XO is a leading provider of 21st century communications services for businesses and communications services providers, including 50 percent of the Fortune 500 and leading cable companies, carriers, content providers and mobile operators. Utilizing its unique and powerful nationwide IP network, extensive local metro networks and broadband wireless facilities, XO offers customers a broad range of managed voice, data and IP services in more than 80 metropolitan markets across the United States. For more information, visit www.xo.com.

Cautionary Language Concerning Forward-Looking Statements

 We make forward-looking statements throughout this release as this term is defined in the Private Securities Litigation Reform Act of 1995. In some cases these statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. We are not obligated to publicly release any update to forward-looking statements to reflect events after the date of this release. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and the rights offering described in this press release and the terms thereof are yet to be finalized by our board of directors and may change as a result of a number of factors. Please see the detailed discussion of risk factors affecting our business and operations described from time to time in the reports filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q.

Contact:
Courtney Harper/Charlotte Walker
Reputation Partners (for XO Communications)
T: 312-819-5722